UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 31, 2022
ACACIA RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-37721	95-4405754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

767 Third Avenue,
6th Floor
New York,
NY	10017
(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number, including area code): (949) 480-8300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ACTG	The Nasdaq Stock Market, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).      Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a)    Dismissal of Independent Registered Public Accounting Firm

The Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Acacia Research Corporation (the “Company”), with the assistance of the Company’s management, conducted an auditor review for the fiscal year ended December 31, 2021 and fiscal quarters ended March 31, 2022 and June 30, 2022, and a selection process, in order to select the firm to serve as the Company’s independent registered public accounting firm for the remainder of the fiscal year ending December 31, 2022. As a result, the Audit Committee recommended to the Board the dismissal of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm on August 30, 2022, which decision was approved by the Board and communicated to BDO on August 31, 2022.

BDO’s audit report on the Company’s consolidated financial statements for the fiscal year ended December 31, 2021 did not contain any adverse opinions or disclaimers of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. Prior to the Company’s engagement of BDO, the audit report on the Company’s consolidated financial statements for the fiscal year ended December 31, 2020, as prepared by the Company’s previous independent registered public accounting firm, Grant Thornton LLP (“GT”), did not contain any adverse opinions or disclaimers of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended December 31, 2021 and the subsequent interim period through August 31, 2022, there were no (i) “disagreements,” with BDO, as such term is described in Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, and the related instructions thereto (“Regulation S-K”), on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s) or reportable event(s), if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreement(s) or reportable event(s) in connection with its report on the Company’s consolidated financial statements for the fiscal year ended December 31, 2021, or (ii) “reportable events,” as such term is described in Item 304(a)(1)(v) of Regulation S-K. Prior to the Company’s engagement of BDO, during the fiscal year ended December 31, 2020, there were no (i) “disagreements,” as such term is described in Item 304(a)(1)(1)(iv) of Regulation S-K and the related instructions thereto, with the Company’s previous independent registered accounting firm, GT, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s) or reportable event(s), if not resolved to the satisfaction of GT, would have caused GT to make reference to the subject matter of the disagreement(s) or reportable event(s) in connection with its report on the Company’s consolidated financial statements for the fiscal year ended December 31, 2020, or (ii) “reportable events,” as such term is described in Item 304(a)(1)(v) of Regulation S-K.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided BDO with a copy of the disclosures it is making in this Current Report on Form 8-K (this “Current Report”) prior to the time this Current Report was filed with the Securities and Exchange Commission (the “SEC”). The Company requested that BDO furnish a letter addressed to the SEC stating whether or not it agrees with the statements made in this Current Report. A copy of BDO’s letter addressed to the SEC, dated September 7, 2022, is filed as Exhibit 16.1 to this Amendment.

(b)    Engagement of New Independent Registered Public Accounting Firm

On August 31, 2022, following the auditor review and selection process described above, the Board, upon the recommendation of the Audit Committee, approved the appointment of GT as the Company’s independent registered public accounting firm for the remainder of the fiscal year ending December 31, 2022.

Except for GT’s audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2020, during the Company’s two most recent fiscal years ended December 31, 2021 and December 31, 2020, respectively, and the subsequent interim period through August 31, 2022, neither the Company nor any person on its behalf consulted with GT with respect to either (i) the application of accounting principles to a specified transaction (either completed or proposed), or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided that GT concluded was an important factor in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” or a “reportable event,” as such terms are described in Items 304(a)(1)(iv) and 304(a)(1)(v) of Regulation S-K, respectively.

Item 9.01.Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description of Exhibit
16.1	Letter from BDO USA LLC to the SEC

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 7, 2022
ACACIA RESEARCH CORPORATION

	By:	/s/ Richard Rosenstein
	Name:	Richard Rosenstein
	Title:	Chief Financial Officer